Exhibit 10.6

STREAM EXCHANGE TRADED TRUST

MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the “Agreement”) made as of April 20, 2012, by and among STREAM Exchange Traded Trust, a Delaware series trust (the “Trust”) with respect to each fund listed in Schedule A, each a separate series of the Trust (each a “Fund”), BNP Paribas Quantitative Strategies, LLC, a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”) and ALPS Distributors, Inc., a Colorado corporation (the “Marketing Agent”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in each Fund’s prospectus (each a “Prospectus”) included its registration statement on Form S-1 (each a “Registration Statement”) (as detailed on Schedule A), as each may be amended from time-to-time.

W I T N E S S E T H:

WHEREAS, the Sponsor, on behalf of the Trust and each Fund, as applicable, has filed with the Securities and Exchange Commission (the “Commission” or “SEC”) a Registration Statement and amendments thereto, including as part thereof a Prospectus, under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent;

WHEREAS, as described in the Prospectus and the authorized purchaser agreements to be entered into by the Trust with respect to the Funds, the Sponsor and certain broker dealers from time to time (each such agreement, an “Authorized Purchaser Agreement”), units of fractional undivided beneficial interest in and ownership of each of the Funds (the “Shares”) may be created or redeemed by an Authorized Purchaser in aggregations of forty thousand (40,000) Shares (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; and collectively, “Baskets”); and

WHEREAS, the Trust and the Sponsor wish to employ the Marketing Agent in connection with the performance of the services listed in Schedule B and additional services as may be agreed from time-to-time;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Registration. The Sponsor has furnished or will furnish, upon request, the Marketing Agent with copies of the Trust’s trust agreement, custodian agreements, transfer agency agreement, each Fund’s current prospectus, and all forms relating to any plan, program or service offered by the Funds. The Sponsor shall furnish, within a reasonable time period, to the Marketing Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Sponsor shall furnish promptly to the Marketing Agent any additional documents reasonably necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “Registration Statement” and “Prospectus” shall mean any registration statement and prospectus (such meanings shall be equally applicable to both singular and plural forms of the terms) filed by the Sponsor with the SEC on behalf of the Trust and any of the Funds and any amendments and supplements thereto that are filed with the SEC. For the avoidance of doubt, any references in this Agreement to any act of the Sponsor shall also include any acts of the Sponsor on behalf of the Trust and any of the Funds, as the context requires.

2. Representations and Warranties of the Sponsor. The Sponsor represents, warrants and covenants to the Marketing Agent the following:

(a) The Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Sponsor and constitutes the valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms.

3. Representations and Warranties of the Trust. The Sponsor, on behalf of the Trust, represents, warrants and covenants to the Marketing Agent the following:

(a) The Trust has been duly organized and is validly existing as a statutory trust, organized in separate series, in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Trust is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Trust and constitutes the valid and binding obligations of the Trust, enforceable against the Trust in accordance with its terms.

4. Representations and Warranties of the Marketing Agent - The Marketing Agent represents, warrants and covenants to the Trust and the Sponsor the following:

(a) The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws, including but not limited to, federal securities and commodities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA;

(b) The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes the valid and binding obligations of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

5. Fees and Trust Expenses (a) In consideration of the services to be performed by the Marketing Agent hereunder as set forth on Schedule B attached hereto and as it may be amended from time-to-time, the Sponsor will pay the Marketing Agent an annual fee in the amount of $50,000 per annum with respect to each Fund to be paid in equal monthly installments commencing on launch date of each applicable Fund, subject to any limitation imposed by any law, rule or regulation applicable to any of the parties hereto.

(b) The Sponsor shall reimburse the Marketing Agent for any reasonable fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties under and pursuant to this Agreement including, but not limited to, the items identified as Out of Pocket Expenses in Schedule C of this agreement. Further, unless otherwise agreed to by the parties hereto in writing, the Marketing Agent shall not be responsible for fees and expenses in connection with (a) filing of any registration statement, printing and the distribution of any prospectus under the 1933 Act and amendments prepared for use in connection with the offering of shares for sale to the public, preparing, setting in type, printing and mailing the prospectus, and any supplements thereto sent to shareholders of any Fund, (b) preparing, setting in type, printing and mailing any report, marketing materials or other communication to shareholders of any Fund, and (c) placing Trust advertisements in various periodicals.

(c) The payments to the Marketing Agent under subsections 5(a) and 5(b) above will not, in the aggregate, exceed 0.25% of the gross offering proceeds of each offering (in a dollar amount equal to the amount disclosed on Schedule C of the aggregate amount registered on the corresponding Registration Statements in respect of each Fund). The parties agree that Schedule C will be amended from time-to-time in the event that additional amounts of Shares are registered. The Sponsor and the Marketing Agent will monitor compensation received in connection with the Funds to determine if the payments described hereunder with respect to any particular Fund must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

6. Use of the Marketing Agent’s Name. Neither the Trust nor the Sponsor, or any of their affiliates, shall use the name of the Marketing Agent, or any of its affiliates, in any prospectus, sales literature, and other material relating to the Funds in any manner without the prior written consent of the Marketing Agent (which shall not be unreasonably withheld); provided, however, that the Marketing Agent hereby approves all lawful uses of the names of the Marketing Agent and its affiliates in the prospectus of any of the Funds and in all other materials which merely refer to accurate terms to their appointment hereunder, or which are required by the SEC, FINRA, the Commodity Futures Trading Commission (the “CFTC”), the National Futures Association (the “NFA”) or any state securities authority.

7. Use of the Trust’s, the Funds’ and the Sponsor’s Names. Neither the Marketing Agent nor any of its affiliates shall use the name of the Trust, any Fund or the Sponsor in any publicly disseminated materials, including sales literature in any manner without the prior consent of the Sponsor (which shall not be unreasonably withheld); provided, however, that the Sponsor hereby approves all lawful uses of the names of the Trust, any Fund or the Sponsor in any required regulatory filings of the Marketing Agent which merely refer in accurate terms to the appointment of the Marketing Agent hereunder, or which are required by the SEC, FINRA, or any state securities authority.

8. Indemnification of the Marketing Agent. The Trust, on behalf of a Fund, Fund and the Sponsor, as applicable, agree to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a) any untrue statement of a material fact contained in a Fund’s Registration Statement (or in a Fund’s Registration Statement as amended or supplemented) or in a Fund’s Prospectus (the term Prospectus being deemed to include the Prospectus and the Prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Sponsor for inclusion in such Registration Statement or such prospectus or any material omissions therefrom;

(b) any untrue statement of a material fact or breach by the Trust or the Sponsor of any representation or warranty contained in this Agreement;

(c) the failure by the Trust or the Sponsor to perform when and as required any agreement or covenant contained herein;

(d) any untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Funds;

(e) the Marketing Agent’s performance of its duties under this Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Sponsor or any of the Funds, as applicable, in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust, the Funds or the Sponsor to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Marketing Agent in respect of which indemnity may be sought against the Sponsor or any of the Funds, as applicable, pursuant to the foregoing paragraph, the Marketing Agent shall promptly notify the Sponsor in writing of the institution of such Proceeding and/or the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor, the Trust or any of the Funds, as applicable, from any liability which it may have to the Marketing Agent hereunder except to the extent that it has been materially prejudiced by such failure. The Marketing Agent shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Marketing Agent unless the employment of such counsel shall have been authorized in writing by the Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Sponsor (in which case the Sponsor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Sponsor, the Trust or any of the Funds, as applicable, shall not be liable for any settlement of any Proceeding effected without the Sponsor’s written consent, but if settled with the Sponsor’s written consent, the Sponsor, the Trust and the Trust on behalf of each Fund, as applicable, agree to indemnify and hold harmless the Marketing Agent from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. For avoidance of doubt, indemnification of the Marketing Agent by the Sponsor or the Trust on behalf of any of the Funds, as applicable, shall be paid solely out of, and limited to the extent of, the applicable Fund’s assets.

9. Indemnification of the Sponsor, the Trust and Each Fund. The Marketing Agent agrees to indemnify, defend and hold harmless the Trust, each of the Funds and the Sponsor,

their respective partners, shareholders, directors, officers and employees of the foregoing, and the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Trust, any of the Funds or Sponsor, as applicable, may incur under the 1933 Act, the 1934 Act, the Rules and Regulations of the CFTC, the NFA, FINRA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in and in conformity with information furnished in writing, directly or indirectly through the Sponsor, by or on behalf of the Marketing Agent to the Sponsor expressly for use in a Registration Statement (or in such Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Marketing Agent will also indemnify the Trust, the Funds and the Sponsor as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Marketing Agent’s performance or non-performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Trust or Sponsor. In no case is the indemnity of the Marketing Agent in favor of the Trust, the Funds and the Sponsor, as applicable, to be deemed to protect the Trust, the Funds and Sponsor, as applicable, against any liability to the Marketing Agent to which the Trust, the Funds or Sponsor, as applicable, would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of the Trust’s or Sponsor’s obligations and duties, respectively, under this Agreement.

If any Proceeding is brought against the Trust, any of the Funds or the Sponsor in respect of which indemnity may be sought against the Marketing Agent pursuant to the first paragraph of this Section 9, the Trust or Sponsor shall promptly notify the Marketing Agent in writing of the institution of such Proceeding and the Marketing Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Marketing Agent shall not relieve the Marketing Agent from any liability hereunder which it may have to the Trust, the Funds or the Sponsor, as applicable, except to the extent that it has been materially prejudiced by such failure. The Trust and Sponsor, individually and on behalf of the Funds, shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor, the Funds or the Trust, as applicable, unless the employment of such counsel shall have been authorized in writing by the Marketing Agent in connection with the defense of such Proceeding or the Marketing Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Marketing Agent (in which case the Marketing Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Marketing Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Marketing Agent), in any of which events such fees and expenses shall be borne by the

Marketing Agent and paid as incurred (it being understood, however, that the Marketing Agent shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Marketing Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Marketing Agent but if settled with the written consent of the Marketing Agent, the Marketing Agent agrees to indemnify and hold harmless the Trust, the Funds and the Sponsor, as applicable, from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of the foregoing paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) Business Days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

10. Term. This Agreement shall become effective as of the date of the effectiveness of the Registration Statement of any Fund, and shall continue until two years (the “Initial Term”) from such date and thereafter shall continue automatically for successive twelve month periods, provided that such continuance is specifically approved at least annually by the Sponsor. Upon and after completion of the Initial Term, any party to this Agreement may elect to terminate this Agreement at any time without penalty on sixty (60) days’ prior written notice to the other parties.

Notwithstanding the foregoing, this Agreement may be terminated by any party at any time upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankruptcy or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach. For the avoidance of doubt, the termination of any Fund shall not provide any party with any rights to terminate this Agreement pursuant to this paragraph.

Upon the termination of this Agreement, the Marketing Agent, at the Trust’s expense and at the Sponsor’s direction, shall transfer to such successor, as the Sponsor shall specify, all relevant books, records and other data established or maintained by the Marketing Agent under this Agreement.

11. Notice. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Sponsor, at:

BNP Paribas Quantitative Strategies, LLC

787 Seventh Avenue, 8th Floor

New York, NY 10019

Attention: Chief Executive Officer

with a copy to

BNP Paribas Quantitative Strategies, LLC

787 Seventh Avenue, 37th Floor

New York, NY 10019

Attention: Legal Department

if to the Marketing Agent at:

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, Colorado, 80203

Attn: General Counsel

Facsimile: (303) 623-7850

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

12. Confidential Information. The Marketing Agent, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Sponsor, the Trust and the Funds, all records and other information relative to the Sponsor, the Trust and the Funds. If the Marketing Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Marketing Agent will provide the Sponsor with prompt written notice of any such request or requirement so that the Sponsor may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Marketing Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Marketing Agent’s counsel.

13. Miscellaneous.

(a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(b) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by, construed, interpreted, and enforced in accordance with, the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity and immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 13(b) shall survive any termination of this Agreement, in whole or in part.

(c) This Agreement (including any schedules attached hereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(d) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(e) The section headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect;

(f) This Agreement may not be changed, waived, discharged or amended, modified or supplemented except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment, modification or supplement is sought; provided, however, Schedule C to this Agreement may be unilaterally amended and replaced by the Sponsor at its discretion provided a copy of such revised Schedule C is provided to the Marketing Agent.

(g) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(h) None of the parties will be liable to any other party for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any governmental entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

(i) Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor, the Trust or any of the Funds, on the one hand, and the Marketing Agent, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k) The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(m) The Sponsor shall provide all information to the Marketing Agent necessary for the Marketing Agent to perform its obligations under applicable securities laws and regulations as they relate to the transactions contemplated in this Agreement.

(n) As used herein, a “Business Day” means any day other than a day when each of the NYSE Arca and banks in both New York City and London are required or permitted to be closed.

14. Limitation of Liability.

(a) The Marketing Agent agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of each Fund shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund shall be enforceable against the assets of that particular Fund only, and not against the assets of the Trust generally or the assets of any other Fund and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any other Fund shall be enforceable against the assets of such particular Fund. The Marketing Agent further agrees that it shall not seek satisfaction of any such obligation from the shareholders, any individual shareholder, officer, representative or agent of the Trust or any Fund, nor shall the Marketing Agent seek satisfaction of any such obligation from the Managing Owner, its members, managers, directors or officers.

(b) Obligations of the Trust or any Fund entered into in the name or on behalf thereof by the Managing Owner, members managers, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Managing Owner, members, managers, or officers, representatives or agents personally, but bind only the property of a particular Fund party to said obligation, and all persons dealing with such Fund must look solely to that Fund’s property for the enforcement of any claims against that Fund.

[Remainder of page intentionally blank - Signature page to follow]

IN WITNESS WHEREOF, each of the undersigned has executed this instrument in its name and behalf as of the date and year first above written.

STREAM EXCHANGE TRADED TRUST

By:	BNP Paribas Quantitative Strategies, LLC, as managing owner and sponsor

By:	/s/ M. Andrews Yeo
	Name:	M. Andrews Yeo
	Title:	President

By:	BNP Paribas Quantitative Strategies, LLC, as managing owner and sponsor

By:	/s/ Paul Drumm
	Name:	Paul Drumm
	Title:	Chief Operating Officer

BNP PARIBAS QUANTITATIVE STRATEGIES, LLC

By:	/s/ M. Andrews Yeo
	Name:	M. Andrews Yeo
	Title:	President

By:	/s/ Paul Drumm
	Name:	Paul Drumm
	Title:	Chief Operating Officer

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
	Name:	Thomas A. Carter
	Title:	President

Schedule A

Fund List

Fund Name	Registration Number	Date Filed

STREAM S&P Dynamic Roll Global Commodities Fund	333-170314	S-1 filed November 3, 2010

S-1/A filed July 6, 2011

S-1/A filed August 26, 2011

S-1/A filed December 2, 2011

STREAM Enhanced Volatility Fund	333-175678	S-1 filed July 20, 2011

S-1/A filed August 31, 2011

Sch. A-13

Schedule B

Marketing Agent Services

•	Review marketing related legal documents and contracts.

•	Consult with Sponsor’s marketing staff and on development of FINRA compliant marketing campaigns.

•	Consult with Sponsor’s legal counsel on marketing materials that are deemed to qualify as a free-writing prospectus materials and appropriate disclosure associated with all marketing materials.

•	Review and file applicable marketing materials with FINRA that don’t otherwise qualify as free-writing prospectus materials.

•	Maintain, reproduction and storage of applicable books and records related to the services provided under this Agreement.

•	Make necessary filings with FINRA Corporate Financing Department.

•	Telephone service for retail investors

•	Email service and follow-up

Schedule C

Out-of-Pocket Expense

FINRA Advertising Submittal Fees

Normal ADI Review, FINRA Filing not Required	$ 0.00	N/A

Normal ADI Review, FINRA Filing Required	$ 100.00	Per Filing up to 10 pages ($10/page thereafter)

Expedited ADI Review, FINRA Filing not Required	$ 250.00	Per Piece (no minimum pages)

Expedited ADI Review, FINRA Pre-Filing Required	$ 500.00	Per Filing up to 10 pages ($25/page thereafter)

COBRA 2810 Filing Fees

COBRA 2810 Filing Fee	.01% of proposed maximum offering amount + $500.00, not to exceed $75,500.00 per offering	Per COBRA Filing

Because a legal distributor is not required for the Trust, the Marketing Agent will instead be acting in a role of marketing agent for the Trust. In addition to the services described above, this role will include helping facilitate the authorized participant process by assisting the Sponsor to coordinate the Authorized Participant Agreements.

ALPS will coordinate with the Sponsor’s legal counsel on marketing materials to ensure compliance with applicable FINRA and SEC rules, and submit the required marketing materials to FINRA for review.

Sch. B-1

Schedule C

Pursuant to Section 5(c)

The payments to the Marketing Agent under Section 5 will not, in the aggregate, exceed 0.25% of the aggregate dollar amount of the offering of Shares registered on the Registration Statement on Form S-1 in respect of each Fund, as identified below.

Fund Name	Registration Number	0.25% of the aggregate dollar amount of the offering	Aggregate Value of Shares Registered on the Registration Statement

STREAM S&P Dynamic Roll Global Commodities Fund	333-170314

STREAM Enhanced Volatility Fund	333-175678

Sch. C-1